                                                                     Exhibit 2.1

                                                                  CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER



                                  by and among

                               THE MONY GROUP INC.

                             THE ADVEST GROUP, INC.

                              LAM ACQUISITION CORP.

                                       and

                              LEBENTHAL & CO., INC.

                  and certain of its Shareholders named therein

                           Dated as of October 8, 2001


[The markings "[REDACTED]" in this document indicate portions of this document that have been ommitted and were filed separately with the Securities and Exchange Commission pursuant to The Mony Group Inc.'s application requesting confidential treatment in accordance with Rule 406 as promulgated under the Securities Act of 1933, as amended.]

                                TABLE OF CONTENTS


                                                                                                                  Page No.
                                                                                                                  --------
ARTICLE 1 The Merger ................................................................................................... 1

      1.1      The Merger .............................................................................................. 1
      1.2      The Closing ............................................................................................. 2
      1.3      Effective Time .......................................................................................... 2
      1.4      The Charter and Bylaws .................................................................................. 2
      1.5      Directors of the Surviving Corporation .................................................................. 2
      1.6      Officers of the Surviving Corporation ................................................................... 3

ARTICLE 2 Conversion and Exchange of Securities ........................................................................ 3

      2.1      Conversion of Capital Stock ............................................................................. 3
      2.2      Dissenting Shares ....................................................................................... 4
      2.3      Payment of the Merger Consideration ..................................................................... 4

ARTICLE 3 Representations and Warranties of Lebenthal and the Principal Shareholders ................................... 5

      3.1      Existence; Good Standing; Corporate Authority ........................................................... 5
      3.2      Authorization, Validity and Effect of Agreements ........................................................ 5
      3.3      Capitalization; Affiliates .............................................................................. 6
      3.4      Subsidiaries ............................................................................................ 6
      3.5      Other Interests ......................................................................................... 7
      3.6      No Violation ............................................................................................ 7
      3.7      Financial Statements .................................................................................... 8
      3.8      Regulatory Reports ...................................................................................... 8
      3.9      Patents, Trademarks, Copyrights and Trade Secrets ....................................................... 9
      3.10     Investigations; Litigation .............................................................................. 9
      3.11     Compliance with Law; Governmental Approvals ............................................................ 10
      3.12     Absence of Certain Changes ............................................................................. 11
      3.13     Taxes and Tax Returns .................................................................................. 13
      3.14     Material Contracts ..................................................................................... 15
      3.15     Employee Benefit Plans ................................................................................. 15
      3.16     Labor Matters .......................................................................................... 17
      3.17     MONY Common Stock Ownership ............................................................................ 18
      3.18     Tax Reorganization ..................................................................................... 18
      3.19     Environmental Matters .................................................................................. 18
      3.20     Derivative Instruments ................................................................................. 18
      3.21     Investment Advisory Activities ......................................................................... 18
      3.22     State Takeover Statutes ................................................................................ 19
      3.23     No Brokers ............................................................................................. 19
      3.24     Securities ............................................................................................. 20
      3.25     Additional Representations and Warranties of Principal Shareholders .................................... 20


ARTICLE 4 Representations and Warranties of The Acquirers ............................................................. 21

      4.1      Existence; Good Standing; Corporate Authority; Compliance with Law ..................................... 21
      4.2      Authorization, Validity and Effect of Agreements ....................................................... 21
      4.3      Capitalization ......................................................................................... 22
      4.4      LAM Acquisition ........................................................................................ 22
      4.5      No Violation ........................................................................................... 22
      4.6      Investigations; Litigation ............................................................................. 23
      4.7      SEC Documents .......................................................................................... 23
      4.8      Absence of Certain Changes ............................................................................. 23
      4.9      No Brokers ............................................................................................. 23
      4.10     Compliance with Law; Governmental Approvals; Orders..................................................... 24

ARTICLE 5 Covenants ................................................................................................... 25

      5.1      Alternative Proposals .................................................................................. 25
      5.2      Interim Operations of Lebenthal ........................................................................ 25
      5.3      Future Changes ......................................................................................... 27
      5.4      Filings; Other Actions ................................................................................. 27
      5.5      Inspection of Records .................................................................................. 27
      5.6      Publicity .............................................................................................. 28
      5.7      Employee Benefits ...................................................................................... 28
      5.8      Expenses ............................................................................................... 29
      5.9      Registration Rights; Investment Letters and Support Agreements ......................................... 29
      5.10     Listing Application .................................................................................... 30
      5.11     Directors' and Officers' Indemnification ............................................................... 30
      5.12     Additional Agreements .................................................................................. 32
      5.13     Takeover Statutes ...................................................................................... 32
      5.14     Conveyance Taxes ........................................................................................32
      5.15     Certain Tax Matters .................................................................................... 33
      5.16     Advisory Contract Consents ............................................................................. 33
      5.17     Lebenthal Satisfaction of the Conditions of Section 15 of the 1940 Act ................................. 33
      5.18     Retention and Incentive Plans .......................................................................... 34
      5.19     Activities of Principal Shareholders ................................................................... 34
      5.20     Shareholder Approval ................................................................................... 35
      5.21     Interim Operations of the Acquirers .................................................................... 35
      5.22     Severance Pool ......................................................................................... 35

ARTICLE 6 Conditions .................................................................................................. 36

      6.1      Conditions to Each Party's Obligation to Effect the Merger ............................................. 36
      6.2      Conditions to Obligation of Lebenthal to Effect the Merger ............................................. 36
      6.3      Conditions to Obligation of the Acquirers to Effect the Merger ......................................... 37
      6.4      Conditions to Obligations of Principal Shareholders to Effect the Merger ............................... 38


ARTICLE 7 Termination ................................................................................................. 38

      7.1      Termination by Mutual Consent .......................................................................... 38
      7.2      Termination by AGI, MONY or Lebenthal .................................................................. 38
      7.3      Termination by Lebenthal ............................................................................... 39
      7.4      Termination by AGI and MONY ............................................................................ 39
      7.5      Effect of Termination and Abandonment .................................................................. 40
      7.6      Extension; Waiver ...................................................................................... 40

ARTICLE 8 Indemnification; Remedies ................................................................................... 40

      8.1      Survival ............................................................................................... 40
      8.2      Indemnification and Payment of Damages by the Principal Shareholders ................................... 40
      8.3      Indemnification and Payment of Damages by the Acquirers ................................................ 41
      8.4      Time Limitations ....................................................................................... 41
      8.5      Limitations on Amount - Principal Shareholders ......................................................... 41
      8.6      Limitations on Amount - the Aquirers ................................................................... 43
      8.7      Procedure for Indemnification - Third Party Claims ..................................................... 43
      8.8      Procedure for Indemnification - Other Claims ........................................................... 44
      8.9      Further Limitations on Amount - the Trusts ............................................................. 44
ARTICLE 9 General Provisions .......................................................................................... 44
      9.1      Nonsurvival of Representations, Warranties and Agreements .............................................. 44
      9.2      Notices ................................................................................................ 44
      9.3      Assignment; Binding Effect ............................................................................. 45
      9.4      Entire Agreement ......................................................................................  46
      9.5      Amendment .............................................................................................. 46
      9.6      Governing Law; Jurisdiction ............................................................................ 46
      9.7      Counterparts ........................................................................................... 46
      9.8      Headings ............................................................................................... 47
      9.9      Interpretation ......................................................................................... 47
      9.10     Waivers ................................................................................................ 47
      9.11     Incorporation of Schedules, Annexes and Exhibits ....................................................... 47
      9.12     Severability ........................................................................................... 47
      9.13     Enforcement of Agreement ............................................................................... 47
      9.14     Subsidiaries ........................................................................................... 48
      9.15     Lebenthal Material Adverse Effect ...................................................................... 48
      9.16     MONY Material Adverse Effect ........................................................................... 48
      9.17     Control of Lebenthal and its Subsidiaries .............................................................. 48
      9.18     Capacity of Trusts ..................................................................................... 48


                         TABLE OF SCHEDULES AND ANNEXES


SCHEDULE A     Shareholder Payments
SCHEDULE B     Lebenthal Disclosure Schedule
SCHEDULE C     AGI Disclosure Schedule

ANNEX A        Lebenthal 2001 Retention Plan
ANNEX B        Lebenthal 2001 Key Employee Incentive Plan
ANNEX C        Registration Rights Agreement
ANNEX D        Employment Agreement with Alexandra Lebenthal
ANNEX E        Employment Agreement with Gerald H. Tankersley
ANNEX F        Employment Agreement with James A. Lebenthal
ANNEX G        Employment Agreement with James E. McGrath
ANNEX H-1      Opinion of Counsel to MONY and LAM
ANNEX H-2      Opinion of Counsel to AGI
ANNEX I-1      Opinion of Paul Weiss, Rifkind, Wharton & Garrison
ANNEX I-2      Opinion of Counsel to Trusts
ANNEX I-3      Opinion of Counsel to Lebenthal to Principal Shareholders
ANNEX J        Investment Letter
ANNEX K        Support Agreement
ANNEX L        Merger Agreement Joinder Agreement
ANNEX M        Registration Rights Agreement Joinder Agreement
ANNEX N-1      Tax Certificate of Acquirers
ANNEX N-2      Tax Certificate of Lebenthal


[The MONY Group Inc. agrees to furnish supplementally a copy of any omitted schedule or annex to the Commission upon request.]

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 8, 2001, by and among The MONY Group Inc., a Delaware corporation ("MONY"), The Advest Group, Inc., a Delaware corporation ("AGI"), LAM Acquisition Corp., a New York corporation and a wholly-owned subsidiary of MONY ("LAM Acquisition" and, together with MONY and AGI, the "Acquirers"), Lebenthal & Co., Inc., a New York corporation ("Lebenthal"), and the following shareholders of Lebenthal: the Trust by Sayra F. Lebenthal for Grandchildren ("Sayra Lebenthal Trust"); James
A. Lebenthal; Eleanor Lebenthal Bissinger; The James A. Lebenthal Family Irrevocable Trust ("James A. Lebenthal Trust"); Duncan K. Smith; James E. McGrath; Gerald H. Tankersley; and Alexandra Lebenthal (the "Principal Shareholders").

                                    RECITALS

         A. The Acquirers and Lebenthal and the Principal Shareholders each have determined that a business combination is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

         B. It is intended that for federal income tax purposes the merger provided for herein shall qualify as a reorganization within the meaning of
Section 368(a) of the Code (as defined in Section 3.13).

         C. LAM Acquisition is a wholly-owned subsidiary of MONY, has been formed solely to facilitate the Merger (as defined herein) and has conducted and will conduct no business or activity other than in connection with the Merger.

         D. In order to induce the shareholders of Lebenthal to approve the Merger, MONY has agreed to grant registration rights with respect to MONY Common Stock received by such shareholders in the Merger as set forth in the Registration Rights Agreement, dated the date hereof, by and among MONY and the shareholders of Lebenthal signatory thereto (the "Registration Rights Agreement").

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

         1.1 The Merger.

         Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), LAM Acquisition shall be merged with and into Lebenthal in accordance with this Agreement, and the separate corporate existence of LAM Acquisition shall thereupon cease (the "Merger"). Lebenthal shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will be a wholly owned subsidiary of MONY. The Merger shall have the effects specified in the Business Corporation Law of the State of New York (the "NYBCL").

         1.2 The Closing.

         Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of MONY, 1740 Broadway, New York, NY 10019, at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 shall be fulfilled or waived in accordance herewith (other than conditions which by their nature are to satisfied at Closing) or at such other time, date or place as MONY and Lebenthal may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective Time.

         If all the conditions set forth in Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 7, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 904 of the NYBCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of New York in accordance with the NYBCL or at such later time which the parties hereto shall have agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time"). The parties presently anticipate that the Merger will become effective immediately following the close of regular trading on the New York Stock Exchange (the "NYSE").

         1.4 The Charter and Bylaws.

         (a) The Certificate of Incorporation of LAM Acquisition as in effect immediately prior to the Effective Time (with Article First thereof amended to read in its entirety as follows: "The name of the corporation is: Lebenthal & Co., Inc.") shall be the Certificate of Incorporation of the Surviving Corporation as of the Effective Time until duly amended as provided therein or by applicable law.

         (b) The Bylaws of LAM Acquisition in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation as of the Effective Time, until thereafter amended as provided therein or by applicable law.

         1.5 Directors of the Surviving Corporation.

         The directors of the Surviving Corporation immediately after the Effective Time shall be as set forth in Section 1.5 of the AGI Disclosure Schedule, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

                  1.6 Officers of the Surviving Corporation.

                  The officers of the Surviving Corporation immediately after the Effective Time shall be as set forth in Section 1.6 of the AGI Disclosure Schedule, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                   ARTICLE 2

                      CONVERSION AND EXCHANGE OF SECURITIES

                  2.1 Conversion of Capital Stock.

                  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock of Lebenthal (the "Lebenthal Common Stock"), or of the holder of any shares of capital stock of LAM Acquisition, the following shall occur:

                  (a) Each issued and outstanding share of common stock of LAM Acquisition shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) All shares of Lebenthal Common Stock that are owned by Lebenthal as treasury stock ("Treasury Shares") shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (c) The issued and outstanding shares of Lebenthal Common Stock (other than Dissenting Shares) held by each shareholder of Lebenthal shall be canceled and converted automatically into and represent the right to receive:

                  (i) an amount in cash as set forth next to such shareholder's name on Schedule A hereto in the column headed "Cash Payment" (the
                 ----------
         aggregate amount of cash being received by all shareholders of Lebenthal in respect of their Lebenthal Common Stock shall equal $4,186,000 and is referred to herein as the "Cash Consideration"); and

                  (ii) that number of fully paid and nonassessable shares of common stock, par value $.01 per share, of MONY (the "MONY Common Stock") equal to the dollar amount set forth next to such shareholder's name on Schedule A hereto in the column headed "Stock Payment" divided
                 ----------
         by the Exchange Price of MONY Common Stock (as defined below), and rounded up to the next higher integral number of shares. The aggregate dollar amount of stock consideration being received by all shareholders of Lebenthal in respect of their Lebenthal Common Stock valued at the Exchange Price shall equal $16,744,000 and is referred to herein as the "Stock Consideration." The Cash Consideration and the Stock Consideration are sometimes collectively referred to herein as the "Merger Consideration." For purposes of this calculation, "Exchange Price" of MONY Common Stock shall mean the average closing price per share of MONY Common Stock on the NYSE for the ten consecutive trading days ending on the trading day prior to the Effective Time, as set forth in the Eastern edition of the Wall Street Journal or, if not reported therein, any other authoritative source.

                  Notwithstanding the foregoing, in the event that the aggregate market value of the Stock Consideration after allowing for any dissenting shareholders as provided under Section 2.2 below will be less than 80% of the Merger Consideration, the Merger Consideration will be proportionately adjusted by decreasing the amount of the Cash Consideration and increasing the amount of Stock Consideration payable to each shareholder of Lebenthal to the extent necessary so as to increase the aggregate market value of the Stock Consideration to 80% of the Merger Consideration. For purposes of this paragraph, the "aggregate market value of the Stock Consideration" will be determined based, as closely as reasonably possible, on the actual MONY Common Stock price for the last trade prior to the Effective Time, or if the Effective Time is after the close of regular trading on the NYSE, the closing price on the NYSE as set forth in the Eastern edition of the Wall Street Journal or, if not reported therein, any other authoritative source.

                  (d) All shares of Lebenthal Common Stock, when converted as provided in this Section 2.1, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing such shares shall thereafter represent only the right to receive the Merger Consideration.

                  2.2 Dissenting Shares.

                  If and to the extent that any holder of Lebenthal Common Stock is entitled to appraisal rights that have not been effectively waived, then notwithstanding anything in this Agreement to the contrary, each share of Lebenthal Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a shareholder who has properly exercised and perfected appraisal rights under Section 623 of the NYBCL (each, a "Dissenting Share") shall not be converted into or exchangeable for the right to receive the Merger Consideration, but shall be entitled to receive such consideration as shall be determined pursuant to Section 623 of the NYBCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost its right to appraisal and payment under the NYBCL, each share of Lebenthal Common Stock of such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, in accordance with Section 2.1, and such shares shall no longer be Dissenting Shares.

                  2.3 Payment of the Merger Consideration.

                  Upon surrender of a certificate representing Lebenthal Common Stock (a "Lebenthal Certificate") for cancellation to MONY, together with such other documents as MONY shall reasonably request, the holder of such Lebenthal Certificate shall be entitled to promptly receive in exchange therefor (a) a check or a wire transfer to an account designated by such holder in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article 2, and (b) a certificate representing that number of shares of MONY Common Stock, if any, which such holder has the right to receive pursuant to this Article 2 and the Lebenthal Certificate so surrendered shall forthwith be canceled. If any certificate representing Lebenthal Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, MONY will pay, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to be paid in respect of the shares represented by such certificate.

                                   ARTICLE 3

   REPRESENTATIONS AND WARRANTIES OF LEBENTHAL AND THE PRINCIPAL SHAREHOLDERS

                  Except as set forth in the disclosure schedule delivered to AGI at or prior to the execution hereof and attached hereto as Schedule B (the
                                                               ----------
"Lebenthal Disclosure Schedule"), Lebenthal and each of the Principal Shareholders, jointly and severally (but subject to the limitations set forth in Article 8 and the qualification as to the capacity of the Trusts set out in
Section 9.18) represent and warrant to the Acquirers as of the date of this Agreement as follows:

                  3.1 Existence; Good Standing; Corporate Authority.

                  Lebenthal is a corporation duly incorporated, validly existing and in good standing under the laws of New York. Lebenthal is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed, qualified or to be in good standing is not reasonably likely to have a Lebenthal Material Adverse Effect (as defined below). Lebenthal has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted or as reasonably contemplated in the future. Each of Lebenthal's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing is not reasonably likely to have a Lebenthal Material Adverse Effect. Lebenthal and its Subsidiaries have no governmental or non-governmental permits, licenses or authorizations that are not freely assignable, except for the permit, license and authorizations of the NASD and those permits, licenses or authorizations which the failure to assign would not have a Lebenthal Material Adverse Effect. Lebenthal has heretofore made available to AGI a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to the date hereof, of Lebenthal and each of its Subsidiaries. Such certificates of incorporation, bylaws and equivalent organizational documents are in full force and effect.

                  3.2 Authorization, Validity and Effect of Agreements.

                  Lebenthal has all requisite corporate power and authority to execute and deliver this Agreement, and all other agreements and documents contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Lebenthal and the consummation by Lebenthal of the transactions contemplated hereby have been duly and validly authorized by all requisite action of the Board of Directors of Lebenthal (the "Lebenthal Board") and other than the approval of the shareholders of two thirds of the outstanding shares of common stock of Lebenthal, no other corporate proceedings on the part of Lebenthal or its shareholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents contemplated hereby to which Lebenthal is a party (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of Lebenthal, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws of general applicability relating to creditors' rights and general principles of equity.

                  3.3 Capitalization; Affiliates.

                  (a) The authorized capital stock of Lebenthal consists of 250,000 shares of Lebenthal Common Stock. As of the date of this Agreement, there were 155,954 shares of Lebenthal Common Stock issued and outstanding, and 43,546 shares of Lebenthal Common Stock held in Lebenthal's treasury. Lebenthal has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matter with respect to such securities. All issued and outstanding shares of Lebenthal Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and were issued in compliance with all applicable federal and state securities laws, rules and regulations. Except to the extent set forth in the Stockholders' Agreement made and entered into November 15, 1995 by and among Lebenthal and the persons specified therein (the "Lebenthal Stockholders' Agreement"), there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments, that obligate Lebenthal or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of Lebenthal or any of its Subsidiaries. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock or other securities of Lebenthal or the Surviving Corporation or any Subsidiary of Lebenthal pursuant to any Lebenthal Plan (as defined in Section 3.15), the Stockholders' Agreement or otherwise.

                  (b) Schedule A sets forth a true and correct listing of the
                      ----------
name, address, and share ownership of all shareholders of Lebenthal. In addition, Schedule A sets forth a true and correct listing of the name, address
          ----------
and beneficial share ownership of each beneficiary, whether direct or indirect, primary or contingent (the "Trust Beneficiaries") of the Sayra Lebenthal Trust and the James A. Lebenthal Trust (the "Trusts"). Lebenthal shall provide the Acquirers such information and documents as the Acquirers shall reasonably request for purposes of reviewing such list.

                  3.4 Subsidiaries.

                  Lebenthal owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of Lebenthal's Subsidiaries. Each of the outstanding shares of capital stock of each of Lebenthal's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Lebenthal free and clear of all liens, pledges, security interests, claims or other encumbrances. Set forth in Section 3.4 of the Lebenthal Disclosure Schedule is the name, jurisdiction of incorporation and ownership by Lebenthal of each Lebenthal Subsidiary.

                  3.5 Other Interests.

                  Except as set forth in Section 3.5 of the Lebenthal Disclosure Schedule and except for interests in its Subsidiaries and except pursuant to its investment activities in the ordinary course of business, neither Lebenthal nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.

                  3.6 No Violation.

                  Neither the execution and delivery by Lebenthal of this Agreement nor the consummation by Lebenthal of the transactions contemplated hereby in accordance with the terms hereof, will:

                  (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Lebenthal or the Stockholders' Agreement;

                  (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any existing Lebenthal Plan, or any grant or award made under any of the foregoing;

                  (c) other than as set forth in Section 3.6(c) of the Lebenthal Disclosure Schedule, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any material lien, material security interest, material charge or material encumbrance upon any of the properties of Lebenthal or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Lebenthal or any of its Subsidiaries is a party, or by which Lebenthal or any of its Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters that are not reasonably likely to have a Lebenthal Material Adverse Effect; or

                  (d) other than (i) the filings provided for in Article 1, (ii) the consents, approvals and notices required or contemplated under the Investment Company Act of 1940, as amended (the "1940 Act") and the Investment Advisers Act of 1940, as amended (the "Advisers Act") reflected in Sections 5.16 and 5.17 and (iii) the filing of any required applications or notices with the NASD (the "Regulatory Filings"), require any consent, approval or authorization of, action by or in respect of, or declaration, filing or registration with, any domestic governmental or regulatory authority or self-regulatory organization, other than consents, approvals, authorizations, actions, declarations or filings or registration that, if not obtained or made, are not reasonably likely to have a Lebenthal Material Adverse Effect.

                  3.7 Financial Statements.

                  (a) Lebenthal has delivered to AGI the audited consolidated statement of financial condition (including the related notes and independent auditors' report thereon) of Lebenthal and its consolidated Subsidiaries as at March 31, 2001, March 31, 2000 and March 31, 1999 (the "Audited Financial Statements"). The Audited Financial Statements present fairly, in all material respects, the financial position of Lebenthal and its consolidated Subsidiaries as of their respective dates. The Audited Financial Statements have been prepared, in all material respects, in accordance with generally accepted accounting principles in the United States ("GAAP"), except as noted therein.

                  (b) Lebenthal has delivered to AGI the unaudited consolidated statement of financial condition of Lebenthal and its consolidated Subsidiaries as at July 31, 2001 (the "Unaudited Financial Statements"). Except for normally recurring year-end adjustments and the absence of any notes to the Unaudited Financial Statements (i) the Unaudited Financial Statements present fairly, in all material respects, the financial position of Lebenthal and its consolidated Subsidiaries as of July 31, 2001, and (ii) the Unaudited Financial Statements have been prepared, in all material respects, in accordance with GAAP, except as noted therein.

                  (c) Lebenthal has delivered to AGI the unaudited, unconsolidated financial statements of Lebenthal and each of its Subsidiaries that are registered as broker-dealers under Section 15 of the Exchange Act contained in the Financial and Operational Combined Uniform Single Reports (each, a "Focus Report") for each of the fiscal quarters during the period from April 1, 1998 through June 30, 2001. Except for normally recurring year-end adjustments and the absence of any notes to the Focus Reports, (i) the balance sheet included in each of the Focus Reports presents fairly, in all material respects, the financial position of Lebenthal or such Subsidiary (as the case may be) as of its date, (ii) the other related statements included in each of the Focus Reports present fairly, in all material respects, the results of operations and cash flows of Lebenthal or such Subsidiary (as the case may be) for the period or as of the date set forth therein as of its date and (iii) each of the balance sheet, the statement of operations, changes in shareholders' equity and cash flows included in each of the Focus Reports has been prepared, in all material respects, in accordance with GAAP, except as noted therein.

                  3.8 Regulatory Reports.

                  Lebenthal and its Subsidiaries have timely filed all reports, registrations, statements and other filings (other than those relating to Taxes or Tax Returns), together with any amendments required to be made with respect thereto, that were required to be filed by Lebenthal or any of its Subsidiaries since January 1, 1995 with any applicable Governmental Authority (other than taxing authorities) or any Self-Regulatory Organization (all such reports and statements, exhibits and schedules thereto, being collectively referred to herein as the "Lebenthal Regulatory Reports"), except where the failure to file such Lebenthal Regulatory Reports would not, individually or in the aggregate, have a Lebenthal Material Adverse Effect. Each of the Lebenthal Regulatory Reports, when filed, complied in all material respects with all applicable statutes, rules, regulations and orders.

                  3.9 Patents, Trademarks, Copyrights and Trade Secrets.

                  (a) Section 3.9 of the Lebenthal Disclosure Schedule sets forth a listing of each patent, trademark, service mark, copyright or similar intellectual property registration held by Lebenthal or any of its Subsidiaries.

                  (b) (i) there is no existing or, to the knowledge of Lebenthal, threatened infringement, misuse or misappropriation by others, of any United States or foreign patents, patent applications, trademarks, whether registered or as to which registration has been applied for, tradenames, service marks, copyrights, processes, designs, formulae, inventions, know-how, trade secrets or concepts (the "Intellectual Property") of Lebenthal or any of its Subsidiaries that is reasonably likely to be material to Lebenthal's operation,
(ii) there are no pending or threatened claims by Lebenthal or any of its Subsidiaries against others for infringement, misuse or misappropriating, of any Intellectual Property of Lebenthal or its Subsidiaries, and (iii) neither Lebenthal nor any of its Subsidiaries is infringing, misusing or misappropriating any Intellectual Property of any third party and no claim of such infringement, misuse or misappropriation is pending or, to Lebenthal's knowledge, threatened.

                  (c) Except as set forth in Section 3.9 of the Lebenthal Disclosure Schedule , Lebenthal and its Subsidiaries own or possess adequate licenses or other valid rights to use all of the Intellectual Property of Lebenthal and its Subsidiaries used in the business of Lebenthal and its Subsidiaries as currently conducted, including without limitation, rights to use the name "Lebenthal" in the manner currently used. Lebenthal has no knowledge of any facts or claims which may bring the validity of its issued patents into question.

                  3.10 Investigations; Litigation.

                  Except as set forth in Section 3.10 of the Lebenthal Disclosure Schedule, (a) no investigation or review by any governmental entity with respect to Lebenthal or any of its Subsidiaries is pending (or, to Lebenthal's knowledge, threatened), nor has any governmental entity stated in writing or verbally indicated to any senior officer of Lebenthal or Principal Shareholder an intention to conduct the same; and (b) there are no actions, suits or proceedings pending against Lebenthal or its Subsidiaries or, to the knowledge of Lebenthal, threatened against Lebenthal or its Subsidiaries, at law or in equity, or before or by any federal, state, local or foreign commission, board, bureau, agency or instrumentality or arbitration panel. No such matter set forth in Section 3.10 of the Lebenthal Disclosure Schedule is reasonably likely to result in a Lebenthal Material Adverse Effect. Neither Lebenthal nor any of its Subsidiaries is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any regulatory agency or other governmental entity (including any United States or foreign government; any state or other political subdivision thereof; any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; any Self-Regulatory Organization (as defined below) and any court, tribunal or arbitrator(s) of competent jurisdiction) charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisors or insurance agents and brokers or the supervision or regulation of Lebenthal or any of its Subsidiaries or any of the other businesses they conduct; and neither Lebenthal nor any of its Subsidiaries has been notified in writing by or received any written communication in the 24 months preceding the date hereof from any such regulatory agency or other governmental entity to the effect that such regulatory agency or other governmental entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. Neither Lebenthal nor any of its affiliated persons, as defined in Section 2(a)(3) of the 1940 Act, has been convicted within the past 10 years of any felony or misdemeanor described in
Section 9(a)(1) of the 1940 Act, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in Section 9(a)(2) of the 1940 Act. As used herein, "Self-Regulatory Organization" means any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority, including any of the NASD, the National Futures Association, or any securities or other exchange or board of trade of which Lebenthal or any of its Subsidiaries is a member or to the supervision or regulation of which Lebenthal or any of its Subsidiaries is subject.

                  3.11 Compliance with Law; Governmental Approvals.

                  (a) Neither Lebenthal nor any of its Subsidiaries is in violation of any order of any court, governmental authority, arbitration board or tribunal, or Self-Regulatory Organization to which Lebenthal or any of its Subsidiaries or any of their respective properties or assets is subject. Lebenthal, each of its Subsidiaries, and each employee of each of them, holds, and has at all pertinent times held, all licenses, franchises, permits, qualifications, authorizations, orders and approval of, and has made or obtained all filings, notices, applications, consents, registrations, approvals, permits or authorizations with, to or of, all regulatory agencies, other governmental entities and Self-Regulatory Organizations (collectively, "Permits") necessary for the lawful ownership and use of the respective properties and assets of Lebenthal, each of its Subsidiaries, and the conduct of their respective businesses under and pursuant to every, and is in compliance with each, and are not in default under any, and have taken all actions required by each, applicable law, ordinance, governmental rule or regulation, or rule of each Self-Regulatory Organization to which it is subject in connection with their business as now conducted (including their sales and marketing practices), except where the failure to obtain any such item or to take any such action is not reasonably likely to have a Lebenthal Material Adverse Effect. Except as set forth in Section 3.11 of the Lebenthal Disclosure Schedule, Lebenthal has received no written notice, nor has any senior officer or Principal Shareholder of Lebenthal received verbal notice, asserting any such violation. All such Permits are valid and in good standing in all material respects and are not subject to any proceeding for the suspension, modification or revocation thereof or proceedings related thereto.

                  (b) Lebenthal and each of its Subsidiaries that are required to be registered as a broker-dealer, an investment advisor, a commodity pool operator, futures commission merchant, introducing broker, commodity trading advisor or insurance agent with the SEC, the United States Commodities Futures Trading Commission (the "CFTC"), the securities commission or similar authority or insurance authority of any state or foreign jurisdiction or any Self-Regulatory Organization are duly registered as such and such registrations are in full force and effect. All United States federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects. Lebenthal has previously made available to AGI each registration of Lebenthal or any of its Subsidiaries as a broker-dealer with the SEC or any Self-Regulatory Organization.

                  (c) Since January 1, 1999, except as set forth in Section 3.11 of the Lebenthal Disclosure Schedule, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by Lebenthal or any of Lebenthal's Subsidiaries on any Form G-37/G-38 or recorded by Lebenthal or any such Subsidiary pursuant to Rule G-8(a)(xvi) of the United States Municipal Securities Rulemaking Board.

                  (d) Lebenthal and each Subsidiary which renders investment advisory services to investment advisory clients with whom such entity is or was a party to an investment advisory agreement or similar arrangement has, at all times since January 1, 1999 or its date of formation, whichever is later, rendered such services in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such investment advisory clients, prospectuses or other offering materials, board of director or trustee directives and applicable law.

                  (e) Neither Lebenthal, nor any of its Affiliates (as defined below), is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Subsidiary of Lebenthal as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and to the knowledge of any officer of Lebenthal or Principal Shareholder, there is no reasonable basis for, or proceeding or investigation, whether formal or informal or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

                  (f) Neither Lebenthal, nor any of its Subsidiaries is, or at least since March 30, 1998, has been, are or were at any time an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  3.12 Absence of Certain Changes.

                  Except as contemplated by this Agreement or as disclosed in the Audited Financial Statements or the Unaudited Financial Statements, since March 31, 2001:

                  (a) there has not occurred or arisen any event that, individually or in the aggregate, has had or would be reasonably likely to have a Lebenthal Material Adverse Effect;

                  (b) Lebenthal and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and without limiting the generality of the foregoing, there has not been:

                  (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Lebenthal, or any repurchase, redemption or other acquisition by Lebenthal of any Lebenthal Common Stock;

                  (ii) any incurrence or assumption by Lebenthal or any of its Subsidiaries of any indebtedness for borrowed money or other long-term indebtedness or any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by Lebenthal or any of its Subsidiaries for the obligations of any other person, other than (x) with respect to any Subsidiary or
         (y) in the ordinary course of business consistent with past practice and not in excess of $100,000 in the aggregate;

                  (iii) any creation or assumption by Lebenthal or any of its Subsidiaries of any Lien on any material asset of Lebenthal or any of its Subsidiaries, other than in the ordinary course of business, consistent with past practice and which would not reasonably be expected to have a Lebenthal Material Adverse Effect;

                  (iv) any making of any loan, advance or capital contribution to or investment in any person (other than a Subsidiary of Lebenthal) by Lebenthal or any of its Subsidiaries other than those consistent with past practice and not in excess of $50,000 individually or $200,000 in the aggregate;

                  (v) Except as set forth in Section 3.12 (b)(v) of the Lebenthal Disclosure Schedule, (A) any contract or agreement entered into by Lebenthal or any of its Subsidiaries on or prior to the date hereto relating to any acquisition or disposition of any capital assets or business having a value of $50,000 individually or $200,000 in the aggregate, (B) any modification, amendment, assignment or termination of or relinquishment by Lebenthal or any of its Subsidiaries of any rights under any material contract or (C) any modification, amendment, assignment or termination of or relinquishment by Lebenthal or any of its Subsidiaries of any rights under any other contract that does or would reasonably be expected to have, individually or in the aggregate, a Lebenthal Material Adverse Effect;

                  (vi) any change in any method of accounting or accounting principles or practice by Lebenthal, except for any such change required by reason of a change in GAAP; or

                  (vii) any (A) grant of any severance or termination pay to (or amendment of any such existing arrangement with) any director, officer or employee of Lebenthal or any of its Subsidiaries; (B) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Lebenthal or any of its Subsidiaries; (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (D) increase in compensation, bonus or other benefits payable to directors, officers or employees of Lebenthal or any of its Subsidiaries, other than (x) in the case of clauses (A) through (D), with respect to any directors, officers and employees that are not parties to employment agreements with Lebenthal or any of its Subsidiaries, in the ordinary course of business consistent with past practices and as specified on Section 3.12(b)(vii) of the Lebenthal Disclosure Schedule or (y) in the case of clauses (A) through (D), with respect to any directors, officer or employees who are parties to employment agreements, in accordance with their respective employment agreements.

                  3.13 Taxes and Tax Returns.

                  (a) Definitions:

                  "Code" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

                  "Taxes" means any and all federal, state, local, U.S. possession and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any person with respect to the liability for, or sharing of, Taxes (including, without limitation, pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including, without limitation, any liability for Taxes as a transferee or successor, by contract or otherwise.

                  "Taxable Period" means any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period or portion thereof, e.g., a quarter) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.

                  "Tax Return" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including, without limitation, all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

                  (b) All material Tax Returns required to be filed by or with respect to Lebenthal and each of its Subsidiaries for all Taxable Periods have been timely filed. All such Tax Returns are true, correct, and complete in all material respects. All Taxes shown to be payable on such Tax Returns, and all assessments of Tax made against Lebenthal and each of its Subsidiaries with respect to such Tax Returns, have been paid when due. No adjustment relating to any such Tax Return has been proposed or threatened in writing or to Lebenthal's knowledge, in any other communication, by any taxing authority.

                  (c) Lebenthal and each of its Subsidiaries have provided a reserve (without regard to deferred Tax assets and liabilities) (the "Tax Reserve") on the Audited Financial Statements and Unaudited Financial Statements that is adequate in accordance with GAAP for all unpaid Taxes for Taxable Periods ending on or prior to the date of such financial statements.

                  (d) Lebenthal and each of its Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections

1441 through 1464, 3401 through 3406, and 6041 through 6050S, as well as similar provisions under any other laws (including without limitation state, local, U.S. possession and foreign laws).

                  (e) None of the Tax Returns of Lebenthal or any of its Subsidiaries has been or is currently being examined by the Internal Revenue Service ("IRS") or state, local or foreign taxing authorities. Lebenthal is not aware of any state of facts which to Lebenthal's knowledge, would constitute grounds for the proper assessment of any material liability for Taxes with respect to periods (or portions thereof) which have not been audited by the IRS or other taxing authority and with respect to which the relevant statute of limitations has not expired. There are no examinations or other administrative or court proceedings relating to Taxes in progress or pending, nor has Lebenthal or any of its Subsidiaries received a revenue agent's or similar written report asserting a Tax deficiency.

                  (f) No claim has ever been made in writing by any taxing authority with respect to Lebenthal or any of its Subsidiaries in a jurisdiction where Lebenthal and/or any of its Subsidiaries do not file Tax Returns that Lebenthal or any such Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Lebenthal or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for liens for Taxes that are not yet due and payable or are being disputed in good faith by appropriate proceedings, there are no liens for any Tax upon any asset of Lebenthal or any of its Subsidiaries.

                  (g) Neither Lebenthal nor any of its Subsidiaries is, or has been, a party to any agreement relating to allocating or sharing the payment of, or liability for, Taxes with respect to any Taxable Period (other than an agreement solely between or among Lebenthal and its Subsidiaries).

                  (h) Neither Lebenthal nor any of its Subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. The stock of neither Lebenthal nor any of its Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

                  (i) No extension of time with respect to any date on which a Tax Return was or is to be filed by Lebenthal or any of its Subsidiaries is in force, and no waiver or agreement by Lebenthal or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any Taxes.

                  (j) Neither Lebenthal nor any of its Subsidiaries has been a member of an (i) affiliated group (within the meaning of Section 1504 of the Code) or (ii) affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, in each case other than the group of which Lebenthal is the common parent.

                  (k) Neither Lebenthal nor any of its Subsidiaries has been, is or is reasonably expected to be a party to a closing agreement or similar arrangement with the IRS or any relevant state, local or foreign taxing authority.

                  (l) Neither Lebenthal nor any of its Subsidiaries has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code to taxable income as the result of any change in method of accounting, and no taxing authority has proposed in writing any such adjustment or change in method of accounting.

                  (m) The Taxes payable by Lebenthal and its Subsidiaries for any "short" taxable period beginning before the Effective Date and ending on the Effective Date shall not exceed $425,000 in the aggregate.

                  (n) Neither Lebenthal nor any of its Subsidiaries has requested a ruling or a final determination or guidance from the IRS or any other taxing authority that is currently pending before the IRS or any other taxing authority.

                  3.14 Material Contracts.

                  All contracts material to the business and operations of Lebenthal and its Subsidiaries taken as a whole (the "Material Contracts") are in full force and effect and are enforceable against all parties thereto in accordance with their terms. Neither Lebenthal nor any of its Subsidiaries is in default under any such Material Contract and, to the knowledge of Lebenthal, no other party to any Material Contract with Lebenthal or any Subsidiary is in default thereunder and Lebenthal has no knowledge of any fact, circumstance or event which might reasonably be expected in the future to cause any such party to be in default under any such Material Contract except for such instances that are not reasonably likely to result in a Lebenthal Material Adverse Effect. Neither Lebenthal nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of Lebenthal or its Affiliates (including AGI and its Subsidiaries following the Effective Time) is or would be conducted. Section 3.14 of the Lebenthal Disclosure Schedule contains a true and complete list of each Material Contract.

                  3.15 Employee Benefit Plans.

                  (a) Section 3.15 of the Lebenthal Disclosure Schedule contains a true and complete list of each material employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Lebenthal or any Subsidiary or ERISA Affiliate (as defined below) for the benefit of any current or former employee, consultant, or director of Lebenthal or any of its Subsidiaries or any ERISA Affiliate during the three year period ending on the date of this Agreement (the "Lebenthal Plans"). For purposes of this Section 3.15, the term "ERISA Affiliate" shall mean all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with Lebenthal, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the Code or
Section 4001(a)(14) of ERISA at any time during the three year period ending on the date of this Agreement.

                  (b) With respect to each of Lebenthal Plans, Lebenthal has delivered or made available to AGI true and complete copies of each of the following documents, as applicable: (i) a copy of Lebenthal Plan documents (including all amendments thereto) for each Lebenthal Plan; (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series for the last three years ending prior to the date of this Agreement if such report was required to be filed; (iii) a copy of the actuarial report, if required under the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), for the last three years ending prior to the date of this Agreement; (iv) a copy of the most recent Summary Plan Description ("SPD") if required under ERISA; (v) if Lebenthal Plan is funded through a trust or any other funding vehicle (including a rabbi trust), a copy of the trust or other funding agreement (including all amendments thereto) and the financial statements thereof, if any, for the last three year period ending on the date of this Agreement; and (vi) the most recent determination letter received from the IRS with respect to each Lebenthal Plan that is intended to be qualified under Section 401(a) or Section 501(c)(3) of the Code. In addition, with respect to each Lebenthal Plan, Lebenthal has made available, or will prior to the Closing Date make available, to AGI true and correct copies of all insurance contracts and all other material contracts relating to such Lebenthal Plans.

                  (c) Neither Lebenthal, any Subsidiary, nor any ERISA Affiliate, that together with Lebenthal would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA has or at any time in the past has had (i) any obligation to contribute to, or any liability, contingent or otherwise with respect to, a plan subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA, or (ii) an obligation to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of ERISA).

                  (d) To the knowledge of Lebenthal, neither Lebenthal, any Subsidiary nor any of Lebenthal Plans, any trust created thereunder, nor any administrator of any Lebenthal Plan has engaged in a transaction or has taken or failed to take any action in connection with which Lebenthal, any Subsidiary or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Sections 404, 406, 409, 502(c) or 502(i) of ERISA or a tax imposed pursuant to Sections 4975(a) or (b), 4976, 4980B, 4980D, 4980E or 5000 of the Code.

                  (e) Each of Lebenthal Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

                  (f) Lebenthal has applied for and received a currently effective favorable determination letter from the IRS with respect to each Lebenthal Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such Lebenthal Plan is so qualified, that the trusts maintained thereunder are exempt from tax under Section 501(a) of the Code, and that no event has occurred which would affect such qualified or tax-exempt status.

                  (g) Any fund established under a Lebenthal Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code has applied for and received a currently effective determination letter from the IRS stating that it is tax exempt and no event has occurred since the date of such determination letter which would affect its tax-exempt status

                  (h) Except as set forth in Section 3.15(h) of the Lebenthal Disclosure Schedules, no Lebenthal Plan provides benefits, including health, life, death or medical benefits (whether or not insured), with respect to current or former employees of Lebenthal, any Subsidiary or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Lebenthal, a Subsidiary or an ERISA Affiliate, (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof), or (v) under Section 4980B of the Code). Benefits under all Lebenthal Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (i) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer or director of Lebenthal, any Subsidiary or any ERISA Affiliate to severance pay or
(ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director. There are no pending, or, to the knowledge of Lebenthal or any Subsidiary or ERISA Affiliate, threatened or anticipated, claims by or on behalf of any Lebenthal Plan, by any employee or beneficiary under any such Lebenthal Plan, or otherwise involving any such Lebenthal Plan (other than routine claims for benefits or appeals of denied claims).

                  (j) To the knowledge of Lebenthal, no Lebenthal Plan or related trust has any liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local U.S. possession or foreign taxes, other than routine payments to be made in due course to participants and beneficiaries, and there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal) or investigation pending, threatened (or any basis therefor known to Lebenthal, any Subsidiary or any ERISA Affiliate or any of their officers or directors) with respect to any Lebenthal Plan or related trust or with respect to any fiduciary, administrator or sponsor (in its capacity as such) of any Lebenthal Plan. No Lebenthal Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

                  3.16 Labor Matters.

                  Neither Lebenthal nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither Lebenthal nor any of its Subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of Lebenthal or any of its Subsidiaries. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Lebenthal, threatened against Lebenthal or its Subsidiaries relating to their business by the National Labor Relations Board or any similar governmental or adjudicatory agency or court. To the knowledge of Lebenthal, there are no organizational efforts with respect to the formation of a collective bargaining unit currently being made or threatened involving employees of Lebenthal or any of its Subsidiaries. Lebenthal and its Subsidiaries are in material compliance with all applicable federal, state and local laws, rules and regulations regarding employment.

                  3.17 MONY Common Stock Ownership.

                  Neither Lebenthal nor any of its Subsidiaries beneficially owns any shares of MONY Common Stock or other securities convertible into or exercisable for MONY Common Stock.

                  3.18 Tax Reorganization.

                  Lebenthal is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  3.19 Environmental Matters.

                  Lebenthal and each of its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws, rules and regulations relating to pollution or protection of human health, worker safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"). Such compliance includes, but is not limited to, the possession by Lebenthal and its Subsidiaries of all material permits and other material governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither Lebenthal nor any of its Subsidiaries has received written notice of, or to the knowledge of Lebenthal, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person or entity alleging liability under or noncompliance with any Environmental Law. To the knowledge of Lebenthal, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                  3.20 Derivative Instruments.

                  No swaps, caps, floors, futures, forward contracts, option agreements and other derivative financial instruments, contracts or arrangements for the account of Lebenthal or one of its Subsidiaries or for the account of a customer of Lebenthal or one of its Subsidiaries have been entered into by Lebenthal or any of its Subsidiaries since January 1, 2001 or are currently in effect.

                  3.21 Investment Advisory Activities.

                  (a) Each of the Investment Companies (as defined below) (or the trust or corporation of which it is a series) is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized. Each of the Investment Companies (or the trust or corporation of which it is a series) that is registered or required to be registered under the 1940 Act (each, a "Lebenthal Fund") as an open-end management investment company is governed by a board of trustees or directors (each a "Fund Board" and, collectively, the "Fund Boards") consisting of at least 50% of trustees or directors who are not "interested persons" (as defined in the 1940 Act) of the Lebenthal Funds or Lebenthal. The Fund Boards operate in all material respects in conformity with the requirements and restrictions of the 1940 Act. As used herein, "Investment Company" means any investment company within the meaning of the 1940 Act, disregarding Section 3(c) thereof, that is sponsored, organized, advised, managed or distributed by Lebenthal or one of its Subsidiaries (including the Lebenthal Funds). Each Lebenthal Fund is identified in Section 3.21 of the Lebenthal Disclosure Schedule.

                  (b) No material investigation or review by any governmental entity with respect to any of the Investment Companies is pending (or, to Lebenthal's knowledge, threatened) nor has any governmental entity indicated to Lebenthal an intention to conduct the same; and (b) there are no actions, suits or proceedings pending against any of the Investment Companies (or, to Lebenthal's knowledge, threatened), at law or in equity, or before or by any federal, state, local or foreign commission, board, bureau, agency or instrumentality. None of the Investment Companies is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with any regulatory agency or other governmental entity.

                  (c) Each of the Investment Companies is in compliance in all material respects with all applicable United States federal, state and foreign laws, rules and regulations of the SEC, the CFTC, the IRS, and any Self-Regulatory Organization having jurisdiction over such Investment Company.

                  (d) Each Investment Company has been operated or managed in compliance with its respective objectives, policies and restrictions, including those set forth in the applicable prospectus and registration statement, if any, for that Investment Company. Lebenthal and its Subsidiaries have operated their investment accounts in accordance with the investment objectives and guidelines in effect for such investment accounts.

                  (e) None of Lebenthal or any of its Subsidiaries or any "associated person" (as defined in the Advisers Act or the Exchange Act) or any "affiliated person" (as defined in the 1940 Act) of Lebenthal or any of its Subsidiaries is ineligible pursuant to Section 203 of the Advisers Act, Section 9(a) or 9(b) of the 1940 Act or Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

                  3.22 State Takeover Statutes.

                  No "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation is applicable to the Merger or the other transactions contemplated hereby.

                  3.23 No Brokers.

                  Lebenthal has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Lebenthal or any of the Acquirers to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Lebenthal has retained Freeman & Co. as its financial advisor, the arrangements of which have been disclosed by Lebenthal to AGI. Other than the foregoing arrangements, Lebenthal is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                  3.24 Securities.

                  Lebenthal and its Subsidiaries have a "security entitlement" (as defined in the Uniform Commercial Code) in all securities or investments held or purported to be held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Lebenthal or any of its Subsidiaries, and except where the failure to have such "security entitlement" would not, individually or in the aggregate, have a Lebenthal Material Adverse Effect.

3.25     Additional Representations and Warranties of Principal Shareholders.

                  Each Principal Shareholder represents and warrants to the Acquirers, severally and solely with respect to itself and not with respect to any other Principal Shareholder, as follows:

                  (a) The representations and warranties set forth in the Investment Letter attached hereto as Annex J are incorporated herein by reference and are deemed made by each Principal Shareholder as though set forth herein.

                  (b) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Principal Shareholder and is a valid and binding agreement of the Principal Shareholder enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity. The Principal Shareholder has all requisite power to enter into and perform its obligations under the Agreement.

                  (c) The execution, delivery and performance of this Agreement by the Principal Shareholder and the consummation by the Principal Shareholder of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Principal Shareholder's Certificate of Incorporation or other organizational document, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture or other instrument to which the Principal Shareholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Principal Shareholder.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRERS

                  Except as set forth in the disclosure schedule delivered at or prior to the execution hereof to Lebenthal and attached hereto as Schedule C
                                                                  ----------
(the "AGI Disclosure Schedule") or in the MONY Reports (as defined below) filed on or prior to the date hereof, the Acquirers represent and warrant to Lebenthal as of the date of this Agreement as follows:

                  4.1 Existence; Good Standing; Corporate Authority; Compliance with Law.

                  Each of the Acquirers is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Acquirers is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing is not reasonably likely to have a MONY Material Adverse Effect (as defined below). Each of the Acquirers has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of the Acquirers has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, except where the failure to obtain any such item or to take any such action is not reasonably likely to have a MONY Material Adverse Effect.

                  4.2 Authorization, Validity and Effect of Agreements.

                  Each of the Acquirers, respectively, has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and perform its obligations hereunder and thereunder. The consummation by each of the Acquirers of the transactions contemplated hereby have been duly authorized by all requisite corporate action of such Acquirer and no other corporate or stockholder proceedings on the part of any of the Acquirers is necessary to authorize this Agreement and to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, (i) the board of directors of MONY, at a meeting duly called and held, by vote of directors, approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and (ii) MONY, in its capacity as the sole stockholder of LAM Acquisition, approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. This Agreement constitutes, and all other agreements and documents contemplated hereby to which any Acquirer is a party (when executed and delivered pursuant hereto) shall constitute, the valid and legally binding obligations of such Acquirer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws of general applicability relating to creditors' rights and general principles of equity.

                  4.3 Capitalization.

                  As of the date of this Agreement, the authorized capital stock of MONY consists of 400,000,000 shares of MONY Common Stock and 100,000,000 shares of Preferred Stock, par value $.01 per share ("MONY Preferred Stock"). As of June 30, 2001, the number of issued, outstanding and treasury shares of MONY Common Stock was as set forth in the applicable MONY Report. Since June 30, 2001, no material changes have occurred in said number of outstanding shares. Except as described in the MONY Reports, MONY has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of MONY on any matter. All such issued and outstanding shares of MONY Common Stock are, and all shares of MONY Common Stock to be issued pursuant to Article 2 hereof, when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as described in the MONY Reports, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other rights which obligate MONY or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of MONY or any of its Subsidiaries, other than such as may have been granted pursuant to the MONY 1998 Stock Incentive Plan, the MONY Restricted Stock Ownership Plan or the Rights Agreement between MONY and EquiServe dated November 10, 1998, or otherwise granted to officers, directors or employees of MONY and its Subsidiaries in the ordinary course of business and not material in amount.

                  4.4 LAM Acquisition.

                  The authorized capital stock of LAM Acquisition consists of 25,000 shares of common stock, par value $.01 per share, all of which shares are issued and outstanding and owned by MONY. LAM Acquisition has not engaged in any activities other than in connection with its formation and the transactions contemplated by this Agreement.

                  4.5 No Violation.

                  Neither the execution and delivery by each of the Acquirers of this Agreement, nor the consummation by each of the Acquirers of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of their respective certificates of incorporation or bylaws; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of any Acquirer under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any Acquirer is a party, or by which any Acquirer or any of their respective properties is bound or affected, except for any of the foregoing matters that are not reasonably likely to have a MONY Material Adverse Effect; or (iii) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority or self-regulatory organization, other than consents, approvals, authorizations, declarations or filings or registrations which, if not obtained or made, are not reasonably likely to have a MONY Material Adverse Effect.

                  4.6 Investigations; Litigation.

               Except as set forth in the MONY Reports and except for matters which would not require disclosure in MONY Reports under Item 103 or Regulation S-K, (a) no material investigation or review by any governmental entity with respect to MONY or any of its Subsidiaries is pending (or, to MONY's knowledge, threatened) nor has any governmental entity indicated to MONY an intention to conduct the same; and (b) there are no material actions, suits or proceedings pending against MONY or its Subsidiaries or, to the knowledge of MONY, threatened against MONY or its Subsidiaries, at law or in equity, or before or by any federal, state, local or foreign commission, board, bureau, agency or instrumentality or arbitration panel.

                  4.7 SEC Documents.

                  As of their respective dates, each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) of MONY prepared by MONY in the form (including exhibits and any amendments thereto) filed with the SEC since January 1, 2000, (collectively, the "MONY Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the MONY Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of MONY as of its date, and each of the consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows included in or incorporated by reference into the MONY Reports (including, any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of MONY for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                  4.8 Absence of Certain Changes.

                  Other than as set forth in the MONY Reports, no event has occurred since December 31, 2000 which has had or would be reasonably likely to result in a MONY Material Adverse Effect.

                  4.9 No Brokers.

                  None of the Acquirers has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Lebenthal or any Acquirer to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Other than the arrangement described in
Section 3.23, none of the Acquirers is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                  4.10 Compliance with Law; Governmental Approvals; Orders.

                  Except to where the failure to satisfy such condition is not reasonably likely to have a MONY Material Adverse Effect:

                  (a) none of the Acquirers is in violation of any order of any court, governmental authority, arbitration board or tribunal, or Self-Regulatory Organization to which it or any of their respective properties or assets is subject;

                  (b) the Acquirers and each employee of each of them holds, and has at all pertinent times held, all Permits necessary for the lawful ownership and use of their respective properties and assets and the conduct of their respective businesses under and pursuant to every, and is in compliance with each, and are not in default under any, and have taken all actions required by each, applicable law, ordinance, governmental rule or regulation, or rule of each Self-Regulatory Organization to which it is subject in connection with their business as now conducted, and none of the Acquirers has received notice asserting any such violation;

                  (c) all such Permits are valid and in good standing in all material respects and are not subject to any proceeding for the suspension, modification or revocation thereof or proceedings related thereto;

                  (d) none of the Acquirers is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any regulatory agency or other governmental entity (including any United States or foreign government; any state or other political subdivision thereof; any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; any Self-Regulatory Organization and any court, tribunal or arbitrator(s) of competent jurisdiction) charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisors or insurance agents and brokers or the supervision or regulation of such Acquirer;

                  (e) none of the Acquirers have been notified in writing by or received any written communication from any such regulatory agency or other governmental entity to the effect that such regulatory agency or other governmental entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission; and

                  (f) none of the Acquirers or any of their respective affiliated persons, as defined in Section 2(a)(3) of the 1940 Act, has been convicted within the past 10 years of any felony or misdemeanor described in
Section 9(a)(1) of the 1940 Act, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in Section 9(a)(2) of the 1940 Act.

                                    ARTICLE 5

                                    COVENANTS

                  5.1 Alternative Proposals.

                  Lebenthal, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any merger, consolidation, share exchange, tender offer or other business combination involving Lebenthal or any of its Subsidiaries, or the acquisition (including by way of lease or license) in any manner of any of the stock or equity or material assets of Lebenthal or any of its Subsidiaries, other than as contemplated by this Agreement (each, a "Transaction"). Neither Lebenthal nor any of its affiliates, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Acquirers, any affiliate or associate of the Acquirers or any designees of the Acquirers) concerning, or enter into any agreement with respect to, any Transaction.

                  5.2 Interim Operations of Lebenthal.

                  Prior to the Effective Time, unless AGI has otherwise consented in writing thereto, Lebenthal:

                  (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (b) shall use commercially reasonable efforts, and shall cause each of its Subsidiaries to use commercially reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (c) shall not, and shall cause its Subsidiaries not to, amend their respective Certificates of Incorporation or Bylaws or comparable governing instruments;

                  (d) shall, and shall cause each of its Subsidiaries to, promptly notify AGI and MONY of (i) any Lebenthal Material Adverse Effect, (ii) any litigation matter, governmental complaint, investigation or hearing (or communication stating that the same may be contemplated), or (iii) any breach of any representation or warranty contained herein known to any senior officer or Principal Shareholder;

                  (e) shall, upon receiving any written notice from any taxing authority proposing any adjustment to any Tax relating to Lebenthal or any of its Subsidiaries, give prompt written notice thereof to AGI, which notice shall describe in detail each proposed adjustment;

                  (f) shall promptly deliver to AGI and MONY true and correct copies of any report, statement or schedule filed by Lebenthal or any of its Subsidiaries with any regulatory agency subsequent to the date of this Agreement;

                  (g) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of assets or securities other than in the ordinary course of business, any disposition of assets or securities other than in the ordinary course of business or any release or relinquishment of any material contract rights other than in the ordinary course of business;

                  (h) shall not, and shall not permit any of its Subsidiaries to, issue any shares of its capital stock or securities convertible into or exchangeable or exercisable for shares of its capital stock, or effect any stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, or other similar transaction with respect to any shares of its capital stock or other ownership interests, or otherwise change its capitalization;

                  (i) shall not, and shall not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock or other securities of Lebenthal or its Subsidiaries;

                  (j) shall not, and shall not permit any of its Subsidiaries to, take or fail to take any actions which would, or would be reasonably likely to, prevent the Merger from qualifying as a reorganization with the meaning of
Section 368(a) of the Code;

                  (k) except as required by applicable law, shall not, and shall not permit any of its Subsidiaries to, amend the terms of any Lebenthal Plan, including, without limitation, any employment, severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee compensation or benefit plans, programs or arrangements or any employment, severance or similar agreements or arrangements, or change in any respect any vesting schedule with respect to any Lebenthal Plan or grant or award thereunder, or grant any salary increases to any employee of Lebenthal or any Subsidiary;

                  (l) except in the ordinary course consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, (A) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity, (B) make any loans or advances to any other person or (C) subject any of its property or assets, or permit any of its property or assets to be subjected, to any lien, claim or encumbrance of any kind;

                  (m) shall not, and shall not permit any of its Subsidiaries to, (A) change any practice with respect to Taxes, (B) make, revoke or change any election with respect to Taxes or (C) settle or compromise any Tax liability;

                  (n) shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (B) redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action;

                  (o) shall not with respect to any director, officer or employee of Lebenthal or any of its Subsidiaries: (A) grant or commit to grant any severance or termination pay; (B) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement);
(C) modify the rate of base compensation; or (D) grant or commit to grant any incentive, bonus or other performance-based compensation, except as set forth in
Section 5.2(o) of the Lebenthal Disclosure Schedule; and

                  (p) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would make any representation or warranty in Article 3 hereof untrue or incorrect.

                  5.3 Future Changes.

                  For a period of three years following the Effective Time, the Acquirers shall not take any action which, in their reasonable judgement, would materially impair the "Lebenthal" brand identity. Nothing herein will preclude the Acquirers from reorganizing Lebenthal and its business as a subsidiary, division or other unit of Advest, Inc. or otherwise, or in other respects conducting its business as it deems advisable in its reasonable business judgement.

                  5.4 Filings; Other Actions.

                  Subject to the terms and conditions herein provided, Lebenthal and the Acquirers shall: (a) promptly make their respective filings and thereafter make any other required submissions referenced under Section 3.6 or otherwise required; (b) use all reasonable best efforts to cooperate with one another (i) in determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and self-regulatory organizations in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) in timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

                  5.5 Inspection of Records.

                  From the date hereof to the Effective Time, Lebenthal shall
(i) allow all designated officers, attorneys, accountants and other representatives of the Acquirers reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Lebenthal and its Subsidiaries, (ii) furnish to the Acquirers and their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct employees, counsel and financial advisors to cooperate with the Acquirers in their investigation of the business of Lebenthal and its Subsidiaries. All information provided in accordance with this Agreement will be subject to the Confidentiality Agreement, dated as of February 27, 2001, between Lebenthal and AGI, relating to Lebenthal (the "Confidentiality Agreement").

                  5.6 Publicity.

                  The initial press release relating to this Agreement shall be a joint press release and thereafter, until the Closing, (a) Lebenthal will not issue any press release or other public statement concerning the transactions contemplated by this Agreement without the prior approval of AGI and MONY (such approval not to be unreasonably withheld or delayed), and (b) AGI and MONY shall use reasonable best efforts to consult with Lebenthal, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filing with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

                  5.7 Employee Benefits.

                  For at least one year following the Effective Time, AGI shall, or shall cause its Subsidiaries to, provide the employees of Lebenthal who are employed by AGI or any of its Subsidiaries immediately after the Effective Time ("Lebenthal Employees") (i) substantially the same base salary and wages on substantially the same terms and conditions as those in effect immediately prior to the Effective Time, and (ii) employee benefits that are no less favorable in the aggregate to Lebenthal Plans provided to Lebenthal Employees immediately prior to the Effective Time. Following the Effective Time, AGI agrees that AGI shall, or shall cause its Subsidiaries to, (i) recognize all Lebenthal Employees' service with Lebenthal for the purposes of eligibility, participation, level of benefits and vesting of benefits (but not for benefit accrual under defined benefit pension plans) under any employee benefit plans of AGI or its Subsidiaries providing benefits to Lebenthal Employees after the Effective Date (the "New Plans") to the extent such service would have been recognized under the applicable Lebenthal Plans; provided, however, that no such credited service shall result in a duplication of benefits.

                  In addition, and without limiting the generality of the foregoing: (i) each Lebenthal Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under comparable Lebenthal Plans in which such Lebenthal Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans") and to the extent such coverage would have been recognized under the applicable Old Plan; and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Lebenthal Employee, AGI shall cause all pre-existing condition exclusions and actively at work requirements of such New Plan to be waived for such employee and his or her covered dependents to the extent such exclusion or requirement would not have applied under the applicable Old Plan, and AGI shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out of pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Nothing in this Section shall limit the right of MONY and its Subsidiaries to terminate an employee of Lebenthal and its Subsidiaries after the Closing.

                  5.8 Expenses.

                  Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  5.9 Registration Rights; Investment Letters and Support Agreements.

                  (a) MONY shall take all actions required pursuant to the Registration Rights Agreement attached hereto as Annex C and entered into
                                                 -------
concurrently herewith.

                  (b) Lebenthal shall deliver or cause to be delivered to MONY, prior to the Closing Date, from each shareholder of Lebenthal listed on Schedule
                                                                        --------
A, an Investment Letter in the form attached hereto as Annex J.
-                                                      -------

                  (c) Immediately prior to the Closing, the Sayra Lebenthal Trust will distribute all of its shares of Lebenthal Common Stock to its beneficiaries. Currently, the trustee anticipates that the distribution will be made to the following individuals (the "Sayra Trust Beneficiaries") in the percentages indicated:

                  Sayra Trust
                  Beneficiary                        Percentage

                  Ann Louise Bissenger               25%
                  H. Gerard Bissenger III            25%
                  Alexandra Lebenthal                16 2/3%
                  James B. Lebenthal                 16 2/3%
                  Claudia Lebenthal                  16 2/3%

No distribution will be made prior to the Closing Date to any person not listed above. No distribution of principal from the Sayra Lebenthal Trust will be made to any Sayra Trust Beneficiary unless such Sayra Trust Beneficiary has executed and delivered to MONY an Investment Letter in the form attached as Annex J. In
                                                                   -------
addition, no Sayra Trust Beneficiary will be entitled to the benefits of the Registration Rights Agreement unless such Sayra Trust Beneficiary has executed and delivered to MONY a Registration Rights Joinder Agreement in the form attached as Annex M in accordance with the requirements set forth in the
            -------
Registration Rights Agreement. Prior to the Closing, the trustee of the Sayra Lebenthal Trust shall deliver to the Acquirers a certificate confirming that the distribution to Sayra Trust Beneficiaries has occurred, confirming the identity of each distributee and the number of shares of Lebenthal Common Stock distributed to such person, and setting forth such other information as the Acquirers may reasonably request.

                  (d) Prior to the Closing, the James A. Lebenthal Trust will not make any distribution of principal but may make distributions of income as permitted by Section 9.18. Following the Closing, and as long as there remains unsatisfied any indemnification obligation of the James A. Lebenthal Trust under this Agreement or the Pro Rata Share (as defined in Section 8.5) of such Trust is more than 0.0%, the James A. Lebenthal Trust may not make any distribution of principal to any beneficiary unless (i) a person authorized to act for the beneficiary has first executed and delivered to the Acquirers a Merger Agreement Joinder Agreement in the form attached as Annex L satisfactory to the Acquirers specifying that the beneficiary assumes that portion of such Trust's Pro Rata Share equal to the principal dollar amount of the distribution divided by 150% of the Cap Amount (as defined in Section 8.5), or (ii) the Trust delivers to the Acquirers a Permitted Substitute therefor; provided, however, that such requirement shall not apply if after the contemplated distribution the James A. Lebenthal Trust will have principal assets of not less than 150% of the dollar amount of its Pro Rata Share multiplied by the Cap Amount. No distribution of shares of MONY Common Stock may be made to a beneficiary of such Trust unless a party authorized to act for such beneficiary has first executed and delivered to MONY an Investment Letter in the form attached as Annex J. The Acquirers may
                                                  -------
require evidence reasonably satisfactory to them that such a person acting for a beneficiary is an authorized person. Notwithstanding the foregoing, the Acquirers may presume the following to each be a "party authorized to act for the beneficiary": (i) the beneficiary, if the beneficiary is a competent adult, or (ii) if the beneficiary is under age 18 or incompetent, a custodial parent or the legal guardian of such beneficiary acting as virtual representative of the beneficiary, or (iii) in any other case, all competent adult beneficiaries of the Trust, acting collectively as the virtual representative of such beneficiary. "Permitted Substitute" means an assumption or guarantee of such Pro Rata Share liability approved by Acquirers, such approval not to be unreasonably withheld or conditioned.

                  5.10 Listing Application.

                  Promptly after the Effective Time, MONY shall prepare and submit to the NYSE a listing application covering the shares of MONY Common Stock issued in the Merger, and shall use all reasonable best efforts to obtain, promptly after the Effective Time, approval for the listing of such MONY Common Stock.

                  5.11 Directors' and Officers' Indemnification.

                  (a) From and after the Effective Time, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, an officer or employee of Lebenthal or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of Lebenthal or any of its Subsidiaries or was prior to the Effective Time serving at the request of any such party as a director, officer, fiduciary or agent of another corporation, partnership, trust or other enterprise or (ii) this Agreement, or any of the transactions contemplated hereby and all actions properly taken by an Indemnified Party in connection herewith, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate in connection with defending against and responding to such proceedings.

                  (b) It is understood and agreed that after the Effective Time, AGI shall indemnify and hold harmless, as and to the fullest extent permitted by the corporate governance documents of Lebenthal or its Subsidiaries as of the date hereof and by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of an undertaking, to the extent required by the NYBCL, from such Indemnified Party to repay such advanced expenses if it is finally and unappealably determined that such Indemnified Party was not entitled to indemnification hereunder), judgments, fines and amounts paid in settlement ("Losses") in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time) (collectively, "Claims"), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with AGI; provided, however, that except as otherwise specified by the corporate governance documents of Lebenthal or its Subsidiaries,

                  (i) AGI shall have the right to assume the defense thereof by retaining counsel reasonably satisfactory to the Indemnified Parties and committing in writing that AGI will indemnify the Indemnified Parties for any such Losses, and upon such assumption AGI shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if AGI elects not to assume such defense or counsel for the Indemnified Parties advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between AGI and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and AGI shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties,

                  (ii) AGI shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties with respect to any Claim or series of related Claims,

                  (iii) AGI shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), and

                  (iv) AGI shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by the corporate governance documents of Lebenthal or its Subsidiaries or applicable law.

                  (c) Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify AGI thereof in writing, provided that the failure to so notify shall not affect the obligations of

AGI under this Section except (and only) to the extent such failure to notify materially prejudices the Surviving Corporation.

                  (d) Without limiting any of the obligations under this Section, AGI agrees that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in Lebenthal's Certificate of Incorporation or Bylaws or in the similar governing documents of any of Lebenthal's Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for six years thereafter, without any amendment thereto; provided, however, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims; and, provided, further, that nothing contained in this subsection (d) shall be deemed to preclude the liquidation, consolidation or merger of Lebenthal or any Subsidiary thereof, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation or merger and shall constitute rights which may be asserted against AGI or its successor.

                  (e) This Section 5.11 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

                  5.12 Additional Agreements.

                  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of AGI and a Subsidiary of Lebenthal) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, each party to this Agreement shall cause its officers and directors and the officers and directors of its respective Subsidiaries to take all such necessary action as may be reasonably requested by AGI.

                  5.13 Takeover Statutes.

                  If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation, is or shall become applicable to the transactions contemplated hereby, Lebenthal and the members of Lebenthal Board shall grant such approvals and use commercially reasonable effort to take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use commercially reasonable efforts to act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

                  5.14 Conveyance Taxes.

                  Lebenthal and the Acquirers shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

                  5.15 Certain Tax Matters.

                  (a) From the date hereof until the Effective Time, (i) Lebenthal and each of its Subsidiaries will prepare and file, or will cause to be prepared and filed, in the manner required by applicable law, all Tax Returns that are required (with extensions) to be filed, (ii) Lebenthal and each of its Subsidiaries will timely pay all Taxes shown as due and payable, or required to be shown as due and payable, on such Tax Returns that are so filed, (iii) Lebenthal and each of its Subsidiaries will make provision for all Taxes payable by Lebenthal and/or any such Subsidiary for which no Tax Return is due prior to the Effective Time and (iv) Lebenthal will promptly notify AGI in writing of any action, suit, proceeding, claim or audit pending against or with respect to Lebenthal or any Subsidiary thereof in respect of any Tax.

                  (b) Lebenthal agrees that it will, and will cause its Subsidiaries to, make available all such information, employees and records of or relating to Lebenthal and each of its Subsidiaries as AGI may reasonably request with respect to matters relating to Taxes (including, without limitation, the right to make copies of such information and records) and will cooperate with respect to all matters relating to Taxes (including, without limitation, the filing of Tax Returns, the filing of amended Tax Returns, audits, and proceedings).

                  (c) Unless there has previously been a determination (within the meaning of Section 1313 of the Code) to the contrary, the parties covenant and agree, for all tax purposes, to take the position that the Merger constitutes a reorganization under the provisions of Section 368(a)(2)(E) of the Code.

                  5.16 Advisory Contract Consents.

                  As promptly as practicable following the date of this Agreement, Lebenthal and its Subsidiaries shall inform, in compliance with applicable law, its investment advisory services clients, custodial services clients and mutual fund distribution services clients of the transactions contemplated by this Agreement and shall request such clients' written consents to the deemed assignment of their investment advisory services, custodial services or mutual fund distribution services agreements, as the case may be, resulting from the consummation of the transactions contemplated by this Agreement and use their commercially reasonable efforts to obtain such consents or, in the case of agreements which are not in writing or which either prohibit assignment or a change in control or state by their terms that they terminate upon assignment or a change in control, new agreements (and any required director and investor approvals) with Lebenthal or the appropriate Subsidiary.

                  5.17 Lebenthal Satisfaction of the Conditions of Section 15 of the 1940 Act.

                  Lebenthal shall use, and shall cause its Subsidiaries to use, commercially reasonable efforts to cause the boards of trustees of the Lebenthal Funds to approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements with Lebenthal or such Subsidiary acting as investment adviser for such funds, to be effective as promptly as practicable after the Effective Time, pursuant to the provisions of Section 15 of the 1940 Act, and consistent with all requirements of the 1940 Act applicable thereto, provided that such agreements are identical in all material respects to the existing agreements other than the term of the agreement. Lebenthal and its Subsidiaries also shall take any similar action required under the 1940 Act to continue any underwriting or distribution agreements of the Lebenthal Funds. AGI shall have a reasonable opportunity to review and provide comments on any proxy or other materials that are proposed to be used by Lebenthal and its Subsidiaries to solicit the approvals contemplated by this Section prior to the use of such materials. Lebenthal shall use, and shall cause its Subsidiaries to use, commercially reasonable efforts to ensure the satisfaction of the conditions set forth in
Section 15(f) of the 1940 Act with respect to each of the Lebenthal Funds.

                  5.18 Retention and Incentive Plans.

                  Prior to the Effective Time, Lebenthal will adopt the Lebenthal 2001 Retention Plan in the form attached as Annex A (the "Retention
                                                      -------
Plan") and the Lebenthal 2001 Key Employee Incentive Plan in the form attached as Annex B (the "KIP"), each to become effective subject to consummation of the
   -------
Merger. Prior to the Effective Time, AGI and Lebenthal shall mutually agree on
(i) the employees of Lebenthal who shall be eligible to participate in the Retention Plan and the KIP, (ii) the amount of the award that each participant in the Retention Plan and KIP will be eligible to receive, (iii) the terms and conditions of each award made pursuant to the Retention Plan and the KIP, (iv) the applicable breakpoints to be inserted in Section 4.3 of the KIP with respect to the Branch Contribution Pool, and (v) Exhibit C to the KIP illustrating the methodology by which the Branch Contribution Pool will be calculated. It is understood that the objective in calculating the breakpoints for purposes of
Section 4.3 of the KIP is to give to the participants in the KIP an incentive compensation opportunity comparable to that previously discussed by the parties with respect to a profitability pool. Lebenthal will use commercially reasonable efforts to obtain the agreement to participate of each prospective participant in the Retention Plan and the KIP prior to the Effective Time. Lebenthal shall keep AGI informed in writing on a timely basis as to the number of producers who elect to participate in the Lebenthal 2001 Retention Plan. After the Effective Time, AGI shall cause the Surviving Corporation or any other successor entity to honor the terms of the Retention Plan and the KIP.

                  5.19 Activities of Principal Shareholders

                  Each of the Principal Shareholders covenants and agrees that, for a period of three years from the Effective Time of the Merger, such Principal Shareholder shall not directly or indirectly:

                  (a) request, induce or otherwise solicit or attempt to influence any employee of Lebenthal, MONY or their Subsidiaries to leave such employment, or request, induce or attempt to influence any of their clients to curtail or cancel any business they may transact or propose to transact with such entities; or

                  (b) (i) engage in any business or undertaking competitive with the securities and investment businesses carried on by Lebenthal, MONY and their Subsidiaries in the States of New York, New Jersey, Connecticut or Florida, (ii) be employed by or provide consulting services to, any entity in the securities and investment business in the States of New York, New

Jersey, Connecticut or Florida or (iii) own equity interests constituting more than one percent of the outstanding equity in any such competitive business.

                  In addition, at no time will such Principal Shareholder, directly or indirectly, divulge, furnish, use, publish or make accessible to any person or entity any information of Lebenthal, MONY or their Subsidiaries or customers which is confidential, secret, proprietary or otherwise not generally known in the industry, including but not limited to methods, processes, procedures, business plans, clients list and records, potential client lists and client billing.

                  The restrictions set out in this Article 5 are in addition to and do not supercede or otherwise alter any other existing agreement which the Principal Shareholder may be or become a party to with Lebenthal or MONY and its Subsidiaries. Notwithstanding the foregoing, the restrictions set forth in clause (b) above shall not apply to Duncan K. Smith or James E. McGrath.

                  5.20 Shareholder Approval

                  On or before the 15th day after the date of this Agreement, Lebenthal will submit the Merger to a vote of its shareholders and will use its best efforts to obtain the affirmative vote of all shareholders to approve the Merger and terminate the Stockholders Agreement. The Principal Shareholders shall take all actions in support of the shareholder vote required pursuant to the Support Agreements attached hereto as Annex K and entered into concurrently
                                          -------
herewith.

                  5.21 Interim Operations of the Acquirers.

                  Prior to the Effective Time, unless Lebenthal has otherwise consented in writing thereto, none of the Acquirers shall take any action in violation of any federal or state securities laws intended to affect the per share price of the MONY Common Stock during the relevant period for determination of the Exchange Price.

                  5.22 Severance Pool.

                  AGI shall set aside the sum of $400,000 as a fund to pay severance benefits (the "Severance Pool") to persons employed by Lebenthal prior to the Merger whose employment is terminated during the two-year period after the Merger as a consequence of the Merger or any restructuring incident to the Merger. Alexandra Lebenthal, in her sole discretion, shall designate the recipients thereof. (In the event of the death or disability of Alexandra Lebenthal during said two-year period the President of AGI shall make such designations.) Those severance payments will be in addition to any severance payments to be paid under any of the agreements identified in Article 6, and other severance payments due such persons under the applicable policies of AGI and its subsidiary corporations. Any balance remaining in the Severance Pool at the expiration of such period shall be paid to James A. Lebenthal upon expiration of the term of his employment pursuant to the Employment Agreement identified in Section 6.2(g) or earlier termination thereof for any reason other than a termination by AGI for Cause or a voluntary termination by James A. Lebenthal other than for Good Reason (as those terms are defined in such employment agreement).

                                   ARTICLE 6

                                   CONDITIONS

                  6.1 Conditions to Each Party's Obligation to Effect the
Merger.

                  The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction in the United States which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use all reasonable best efforts to have any such injunction lifted.

                  (b) All consents, authorizations, orders and approvals of (or filings or registrations with) the NASD shall have been made.

                  (c) Approval of the Merger by a requisite majority of the shareholders of Lebenthal shall have been obtained.

                  6.2 Conditions to Obligation of Lebenthal to Effect the
Merger.

                  The obligation of Lebenthal to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) (i) the Acquirers shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date, (ii) the representations and warranties of the Acquirers contained in this Agreement and documents delivered at Closing shall be true and correct as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality is reasonably likely to have a MONY Material Adverse Effect, and (iii) Lebenthal shall have received a certificate of the President or a Vice President of MONY or AGI, dated the Closing Date, certifying to such effect.

                  (b) AGI shall have adopted the Lebenthal 2001 Retention Plan and the Lebenthal 2001 Key Employee Incentive Plan.

                  (c) AGI shall have executed an Employment Agreement with Alexandra Lebenthal substantially in the form of Annex D hereto.
                                                 -------

                  (d) AGI shall have executed an Employment Agreement with Gerald H. Tankersley substantially in the form of Annex E hereto.
                                                  -------

                  (e) AGI shall have executed an Employment Agreement with James
A. Lebenthal substantially in the form of Annex F hereto.
                                          -------

                  (f) AGI shall have executed an Employment Agreement with James
E. McGrath substantially in the form of Annex G hereto.
                                        -------

                  (g) Lebenthal shall have received an opinion from counsel for MONY and LAM, dated as of the Effective Time and addressed to Lebenthal, as to the matters addressed in Annex H-1 attached hereto and from counsel for AGI,
                         ---------
dated as of the Effective Time and addressed to Lebenthal, as to the matters addressed in Annex H-2 attached hereto
             ---------

                  6.3 Conditions to Obligation of the Acquirers to Effect the Merger.

                  The obligations of the Acquirers to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) (i) Lebenthal shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, (ii) the representations and warranties of Lebenthal and the Principal Shareholders contained in this Agreement and documents delivered at closing, shall be true and correct as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality is reasonably likely to have a Lebenthal Material Adverse Effect, (iii) approval of a requisite vote of the shareholders of Lebenthal shall have been obtained and shall remain in effect, and (iv) AGI shall have received a certificate of the President or CEO of Lebenthal, dated the Closing Date, certifying to such effect with respect to Lebenthal.

                  (b) Other than due to the death or disability of the employee party thereto, the employment agreements referenced in Section 6.2(c), (d), (e) and (f) shall have been fully executed by each party thereto other than AGI.

                  (c) From the date of this Agreement through the Effective Time, there shall not have occurred a Lebenthal Material Adverse Effect.

                  (d) The Merger shall have been approved by a required vote of the shareholders of Lebenthal. No more than 5% of Lebenthal Common Stock outstanding at the Effective Time (excluding shares owned by MONY or any of MONY's subsidiaries) shall be Dissenting Shares.

                  (e) (i) Registered representative of Lebenthal representing not less than 85% of the retail commission income generated during the 12 month production period ending prior to the Effective Time shall have agreed to participate in the 2001 Lebenthal Retention Plan, and (ii) AGI shall have received a certificate of the President or CEO of Lebenthal, dated the Closing Date, certifying to such effect, together with copies of each such participation agreement.

                  (f) The Acquirers shall have received an opinion from Paul Weiss, Rifkind, Wharton & Garrison, counsel for Lebenthal, dated as of the Effective Time and addressed to the Acquirers, as to the matters addressed in Annex I-1 attached hereto, and an opinion from counsel for the Trusts, dated as
---------
of the Effective Time and addressed to the Acquirers, as to the matters addressed in Annex I-2 attached hereto.
             ---------

                  (g) The Acquirers shall have received from each of the shareholders of Lebenthal identified in Schedule A, an Investment Letter in the
                                        ----------
form attached hereto as Annex J.
                        -------

                  (h) The Acquirers shall have received evidence reasonably satisfactory to them evidencing approval of the Merger by the shareholders of Lebenthal.

                  6.4 Conditions to Obligations of Principal Shareholders to Effect the Merger.

                  The obligation of the Principal Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following condition:

                  (a) The Acquirers and Lebenthal shall have each delivered to counsel for Lebenthal a tax certificate in the forms attached hereto, respectively as Annex N-1 and Annex N-2 (the "Tax Certificates").
                ---------     ---------

                  (b) The Principal Shareholders shall have received an opinion from counsel for Lebenthal, dated as of the Effective Time and addressed to them, as to the matters addressed in Annex I-3 attached hereto (which opinion
                                     ---------
may be premised on and rely on the Tax Certificates).

                                    ARTICLE 7

                                   TERMINATION

                  7.1 Termination by Mutual Consent.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Lebenthal, by the mutual consent of AGI and Lebenthal.

                  7.2 Termination by AGI, MONY or Lebenthal.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of AGI, MONY or Lebenthal if (a) the Merger shall not have been consummated by March 31, 2002, or (b) a United States federal, state, local or foreign court of competent jurisdiction or United States federal or state, local or foreign governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used all reasonable best efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by March 31, 2002.

                  7.3 Termination by Lebenthal.

                  This Agreement may be terminated and the Merger may be abandoned at any time, by action of Lebenthal Board, if (a) there has been a breach (without regard to materiality, MONY Material Adverse Effect or similar qualifiers) by the Acquirers of any representation or warranty contained in this Agreement, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Lebenthal to AGI and MONY; provided, that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with other such breaches, the failure of the conditions set forth in Section 6.2(a), or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of AGI, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Lebenthal to AGI and MONY; provided, however, that the right to terminate this Agreement pursuant to this Section 7.3 shall not be available to Lebenthal if Lebenthal, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

                  7.4 Termination by AGI and MONY.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by AGI or MONY if

                  (a) there has been a breach (without regard to materiality, Lebenthal Material Adverse Effect or similar qualifiers) by Lebenthal of any representation or warranty contained in this Agreement, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by AGI or MONY to Lebenthal; provided, that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with other such breaches, the failure of the conditions set forth in Section 6.3(a),

                  (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Lebenthal, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by AGI or MONY to Lebenthal, or

                  (c) if (i) an outbreak of hostilities or material escalation of hostilities involving the United States or other material national or international crisis shall have occurred and trading generally in securities on the New York Stock Exchange shall have been suspended or limited for four or more days after the date of this Agreement or (ii) the Dow Jones Industrial Average, as published in the Wall Street Journal (N.Y. edition), shall have decreased by more that 20% from its level on the date of this Agreement.

Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 7.4 shall not be available to AGI or MONY if the Acquirers, at such time, are in material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

                  7.5 Effect of Termination and Abandonment.

                  In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties hereto shall terminate, except for the obligations of the parties under Sections 5.6, 5.8, 9.1 and 9.6 and except for the Confidentiality Agreement. Moreover, in the event of termination of this Agreement pursuant to Section 7.3 or 7.4, nothing herein shall prejudice the ability of the nonbreaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

                  7.6 Extension; Waiver.

                  At any time prior to the Effective Time, any party hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

                                   ARTICLE 8

                            INDEMNIFICATION; REMEDIES

                  8.1 Survival.

         Except as set forth in Section 8.4, all representations, warranties, covenants, and obligations in this Agreement, the Schedules and Annexes, and any certificate or document delivered pursuant to this Agreement will survive the Effective Time.

                  8.2 Indemnification and Payment of Damages by the Principal Shareholders.

                  Each of the Principal Shareholders will (x) indemnify and hold harmless the Acquirers, and their respective representatives, stockholders, controlling persons, employees, and affiliates (collectively, the "Indemnified Persons") for, and (y) pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: (i) any breach of any representation or warranty of Lebenthal or any Principal Shareholder in Article 3 of this Agreement; or (ii) any breach by Lebenthal or any Principal Shareholder of any covenant or obligation in this Agreement; provided, however, that no Principal Shareholder will be liable for an indemnity obligation hereunder premised solely upon the breach by another Principal Shareholder of such other Principal Shareholder's covenant under Section 5.19. The remedies provided in this Section
8.2 will be the exclusive remedies available to the Acquirers or the other Indemnified Persons from the Principal Shareholders under this Agreement, other than damages resulting from fraud as determined in a final nonappealable judgement of a court of competent jurisdiction or specific performance as provided in Section 9.13.

                  8.3 Indemnification and Payment of Damages by the Acquirers.

                  Subject to Section 8.4 hereof, each of the Acquirers, jointly and severally will indemnify and hold harmless the Principal Shareholders and their respective representatives (and, if applicable, trustees and beneficiaries), and will pay to such persons, the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by the Acquirers in Article 4 of this Agreement of which such party had actual or constructive knowledge prior to the Effective Time; or (b) any breach by any Acquirer of any of its covenants or obligations in this Agreement.

                  8.4 Time Limitations

         The Principal Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Effective Time, other than those in Sections 3.2, 3.3 or 3.13 unless on or before 16 months from the Effective Date an Acquirer notifies the Principal Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by such Acquirer; a claim with respect to Sections 3.2, 3.3 or 3.13, or a claim for indemnification or reimbursement based upon a breach of covenant to be performed after the Effective Time or fraud, may be made at any time subject to applicable statutes of limitations; provided, however, that no such claim may be made unless on or before the earlier of (i) 48 months from the date of the breach or the date of discovery of the fraudulent act or (ii) the date of the expiration of the applicable statute of limitations, an Acquirer provides notice thereof in manner and content as provided in this Article with respect to the particular claim. None of the Acquirers will have any liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Effective Time other than those in Sections 4.2 or 4.3, unless on or before 16 months from the Effective Date the Principal Shareholders notify AGI or MONY of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Principal Shareholders.

                  8.5 Limitations on Amount - Principal Shareholders

                  The Principal Shareholders will have no liability for indemnification with respect to the matters described in Section 8.2 until the total of all Damages with respect to such matters exceeds $210,000. After that amount is reached, the Principal Shareholders will be liable for all Damages incurred thereafter. In no event (x) shall the aggregate liability of the Principal Shareholders with respect to all claims for indemnification by the Acquirers or any Indemnified Persons under Section 8.2 exceed [REDACTED] (the "Cap Amount"), (y) shall the liability of any Principal Stockholder exceed [REDACTED] and (z) shall the liability of any Principal Shareholder exceed [REDACTED].

This Section shall not apply with respect to any Principal Shareholder or Lebenthal for any breach of representations and warranties in respect of which such party acted fraudulently or any intentional breach of any covenant or obligation. [REDACTED]


                  Notwithstanding the foregoing:

                  (a) Upon the distribution to the Sayra Trust Beneficiaries of the principal of the Sayra Lebenthal Trust, as contemplated under Section 5.9(c) above:

                  (i) 83 1/3% of the shares previously held by the Sayra Lebenthal Trust shall be deemed held by James A. Lebenthal for purposes of this calculation. Accordingly, James A. Lebenthal will be considered to have beneficial ownership of 25.84% of the outstanding shares (i.e. those held in his own name) plus 30.84% of the outstanding shares (83 1/3% multiplied by the 37.01% of the shares held by the Sayra Lebenthal Trust prior to such distribution);

                  (ii) 16 2/3% of the shares previously held by the Sayra Lebenthal Trust shall be deemed held by Alexandra Lebenthal for purposes of this calculation. Accordingly, Alexandra Lebenthal will be considered to have beneficial ownership of 0.32% of the outstanding shares (i.e. those held in her own name) plus 6.17% of the outstanding shares (16 2/3% multiplied by the 37.01% of the shares held by the Sayra Lebenthal Trust); and

                  (iii) The Sayra Trust Beneficiaries will not be deemed to
                        beneficially own any of those 37.01% of the outstanding shares for purposes of the calculation (though they may be beneficial owners in other capacities).

This allocation is made for the purposes of allocating liability for indemnification under this Article 8, and for no other purpose.

         (b) If a beneficiary receiving a distribution out of the principal assets of the James A. Lebenthal Trust has executed and delivered a Merger Agreement Joinder Agreement required in connection therewith pursuant to Section 5.9(d), [REDACTED].

                  8.6 Limitations on Amount - the Aquirers.

         The Acquirers will have no liability for indemnification with respect to the matters discussed in Section 8.3 until the total of all Damages with respect to such matters exceeds $210,000. After that amount is reached, the Acquirers will be liable for the all Damages incurred thereafter. In no event shall the aggregate liability of the Acquirers with respect to all claims for indemnification by the Principal Shareholders exceed the Cap Amount. This Section shall not apply to any breach of any of the Acquirers' representations and warranties in respect of which it acted fraudulently or any intentional breach by the Acquirers of any covenant or obligation.

                  8.7 Procedure for Indemnification - Third Party Claims.

                  (a) Promptly after receipt by an indemnified party under
Section 8.2 or 8.3 of notice of the commencement of any proceeding against it (a "Proceeding"), such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 8.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it conducts such defense in good faith, be liable to the indemnified party under this Article 8 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless such compromise or settlement includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, indemnified party may assume the defense thereof.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Sellers hereby consent to the jurisdiction of any courts in the State of New York for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Principal Shareholders with respect to such a claim in accordance with the laws of the State of New York.

                  8.8 Procedure for Indemnification - Other Claims.

                  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                  8.9 Further Limitations on Amount - the Trusts.

                  Without affecting the limitations on liability for indemnification by them as Principal Shareholders provided in Section 8.5, and by way of further limitation thereon, absent a failure by the trustee or trustees of the Trust to comply with the covenants set forth in Section 5.9(c) and (d), the liability of each Trust for indemnification shall be limited solely to the assets of the Trust in its possession at the time such indemnification is sought and shall in no way extend to the personal assets of such trustee or trustees.

                                   ARTICLE 9

                               GENERAL PROVISIONS

                  9.1 Nonsurvival of Representations, Warranties and Agreements.

                  All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 1, Article 2, Article 5, Article 8 and this Article 9 shall survive the Merger to the extent contemplated by such sections.

                  9.2 Notices.

                  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission, by courier or other national overnight express mail service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         If to MONY:

                  The MONY Group Inc.
                  1740 Broadway
                  New York, NY 10017
                  Attention: General Counsel
                  Telecopy: (212) 708-2080

         If to AGI or LAM Acquisition:

                  The Advest Group, Inc.
                  90 State House Square
                  Hartford, CT 06103
                  Attention: General Counsel
                  Telecopy: (860) 509-2143

         If to Lebenthal:

                  Lebenthal & Co., Inc.
                  120 Broadway
                  New York, NY 10271
                  Attention: President
                  Telecopy: (212) 748-5912

         with copies to:

                  Paul Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention: John O'Neil, Esq.
                  Telecopy: (212) 757-3990

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

                  9.3 Assignment; Binding Effect.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Acquirers may assign their respective rights hereunder to any Subsidiary of MONY. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in Section 5.11 and Article 8, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  9.4 Entire Agreement.

                  This Agreement, the Schedules and Annexes hereto, the Lebenthal Disclosure Schedule, the AGI Disclosure Schedule, and any documents delivered by the parties in connection herewith or therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  9.5 Amendment.

                  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto, except that there shall be no amendment or supplement which by law requires further approval by the shareholders of Lebenthal without further approval by such shareholders.

                  9.6 Governing Law; Jurisdiction.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in such State solely in respect of any claim relating to the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, or otherwise in respect of the transactions contemplated hereby and thereby. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject to the jurisdiction of such courts or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9.2, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  9.7 Counterparts.

                  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  9.8 Headings.

                  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  9.9 Interpretation.

                  In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting each gender shall include the other gender and words denoting natural persons shall include corporations and partnerships and vice versa. The drafting and negotiation of this Agreement have been participated in by each of the parties, and for all purposes this Agreement shall be deemed to have been drafted jointly by the parties.

                  9.10 Waivers.

                  Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  9.11 Incorporation of Schedules, Annexes and Exhibits.

                  The Lebenthal Disclosure Schedule, the AGI Disclosure Schedule and all Schedules and Annexes attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  9.12 Severability.

                  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  9.13 Enforcement of Agreement.

                  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  9.14 Subsidiaries.

                  As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

                  9.15 Lebenthal Material Adverse Effect.

                  "Lebenthal Material Adverse Effect" means any effect that is material and adverse to (a) the financial position, results of operations, assets, properties or business of Lebenthal and its Subsidiaries, taken as a whole, or (b) the ability of Lebenthal to timely perform its obligations under the Agreement or otherwise to consummate the transactions contemplated by this Agreement, other than any fact, circumstance, event or thing (i) generally affecting the securities industry, or resulting from general economic or market conditions (including changes in interest rates) or changes in accounting principles or changes in law, regulations or regulatory policies of general applicability (or interpretations thereof), (ii) resulting from actions or omissions of a party hereto taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, or (iii) resulting from the announcement or execution of this Agreement or the transactions contemplated herein.

                  9.16 MONY Material Adverse Effect.

                  "MONY Material Adverse Effect" means any effect that is material and adverse to (a) the financial position, results of operations, assets, properties or business of MONY and its Subsidiaries, taken as a whole, or (b) the ability of MONY to timely perform its obligations under the Agreement or otherwise to consummate the transactions contemplated by this Agreement, other than any fact, circumstance, event or thing (i) generally affecting the securities or insurance industries, or resulting from general economic or market conditions (including changes in interest rates) or changes in accounting principles or changes in law, regulations or regulatory policies of general applicability (or interpretations thereof), (ii) resulting from actions or omissions of a party hereto taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, or (iii) resulting from the announcement or execution of this Agreement or the transactions contemplated herein.

                  9.17 Control of Lebenthal and its Subsidiaries.

                  Nothing in this Agreement shall be construed as granting to the Acquirers any power, right or authority to control, directly or indirectly, the management, policies, business, operations or affairs of Lebenthal or any of its Subsidiaries until the conditions to the consummation of the transactions contemplated hereby have been satisfied or waived and the Closing of the transactions contemplated hereby have been consummated.

                  9.18 Capacity of Trusts.

                  The parties acknowledge that:

                  (a) the Trusts have joined in the representations and warranties set forth in Article 3 solely for the purpose of allocating liability in the event of any breach thereof, and that by so joining the Trusts are not indicating that (acting in the capacity of Principal Shareholder) they have conducted any independent investigation or have any actual knowledge of the facts and circumstances underlying those representations and warranties;

                  (b) except as otherwise provided in Section 8.9, with respect to the Trusts, the trustees of the Trusts have entered into this Agreement solely in their respective fiduciary capacities and the obligations of the Trusts hereunder are the obligations of the Trusts only and not the personal obligations of the trustee or trustees thereof; and

                  (c) subject to the restrictions set forth in Sections 5.9(c) and (d), nothing in this agreement shall impede the fulfillment of any fiduciary duty or the exercise of any power of a trustee of a Trust to make distributions of income or principal or to pay other obligations of the Trust.

                   [Balance of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                              THE MONY GROUP INC.



                              By:  /s/ Richard Daddario
                                   ---------------------------------------------
                                   Name: Richard Daddario
                                   Title: Executive Vice President and
                                          Chief Financial Officer

                              THE ADVEST GROUP, INC.



                              By:  /s/ Grant W. Kurtz
                                   ---------------------------------------------
                                   Name: Grant W. Kurtz
                                   Title: President and Chief Executive Officer

                              LAM ACQUISITION CORP.



                              By:  /s/ Richard Daddario
                                   ---------------------------------------------
                                   Name: Richard Daddario
                                   Title: Vice President

                              LEBENTHAL & CO., INC.



                              By:  /s/ Alexandra Lebenthal
                                   ---------------------------------------------
                                   Name: Alexandra Lebenthal
                                   Title: President

                              PRINCIPAL SHAREHOLDERS

                              THE TRUST BY SAYRA F. LEBENTHAL FOR GRANDCHILDREN



                              By:  /s/ James A. Lebenthal
                                   ---------------------------------------------
                                   Name: James A. Lebenthal
                                   Title: Trustee

                                   /s/ James A. Lebenthal
                                   ---------------------------------------------
                                   James A. Lebenthal

                                   /s/ Eleanor Lebenthal Bissinger
                                   ---------------------------------------------
                                   Eleanor Lebenthal Bissigner

                              THE JAMES A. LEBENTHAL FAMILY IRREVOCABLE TRUST



                              By:  /s/ Carol Berg Geist
                                   ---------------------------------------------
                                   Name: Carol Berg Geist
                                   Title: Trustee

                                   /s/ Duncan K. Smith
                                   ---------------------------------------------
                                   Duncan K. Smith

                                   /s/ James E. McGrath
                                   ---------------------------------------------
                                   James E. McGrath

                                   /s/ Gerald H. Tankersley
                                   ---------------------------------------------
                                   Gerald H. Tankersley

                                   /s/ Alexandra Lebenthal
                                   ---------------------------------------------
                                   Alexandra Lebenthal